Exhibit 99.1


[CAPITAL TRUST LOGO]


Contact:   Rubenstein Associates

           Robert Solomon: (212) 843-8050



                   Capital Trust Reports Year End 2003 Results
                   -------------------------------------------



        NEW YORK, NY - March 3, 2004 - Capital Trust, Inc. (NYSE: CT) today reported net income for the quarter ended December 31, 2003 of 54 cents per share (diluted) compared to a net loss of $2.53 per share (diluted) in the same period of the prior year. For 2003, net income totaled $2.23 per share (diluted) compared to a net loss of $1.62 per share (diluted) in the year ended December 31, 2002.

               "We are very pleased with our fourth quarter and full year results," said John Klopp, Capital Trust's CEO. "Despite a tough operating environment, we made solid progress in both our balance sheet and investment management businesses. The losses we triggered in 2002 set the stage for the Company's election to be taxed as a real estate investment trust in 2003; with a full year of REIT compliance and four quarterly dividends behind us, our strategy has begun to pay off."

               The Company will conduct a management conference call at 9:30 AM Eastern Time on March 4 to discuss results for 2003. Interested parties can access the call toll free by dialing (800) 245-3043. The conference ID is "CAPITAL." A recorded replay of the conference call will be available from 12:00 p.m. on March 4 through midnight on March 18. The replay call number is (800) 934-4577.

        Selected financial highlights are outlined below:

Balance Sheet
-------------

        Total assets were $397.1 million at December 31, 2003, a slight increase from $385.0 million at December 31, 2002. Available-for-sale securities, consisting of investments in Federal Home Loan Mortgage Corporation Gold 6.5% securities, continued to repay as expected, reducing the outstanding balance by $43.4 million during 2003. On January 31, 2003, the Company purchased from affiliates of Citigroup their 75% interest in CT Mezzanine Partners I for a price of $38.4 million (including assumption of liabilities), adding $48.3 million of loans receivable, which along with new loan originations and CMBS purchases of $107.5 million, more than offset the $87.2 million of loan repayments during 2003.


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


        At year-end, total liabilities were $211.7 million, including total debt of $197.4 million, which represented a decrease of $2.7 million from the $200.1 million of debt at December 31, 2002. The Company utilized net proceeds from the equity issuance discussed below to reduce its debt, resulting in a debt-to-equity ratio of 1.1-to-1 at December 31, 2003 compared to 1.2-to-1 at December 31, 2002 (treating the convertible trust preferred securities as equity).

        Stockholders' equity totaled $96.0 million at December 31, 2003, an increase of $11.9 million (14.2%) from the $84.1 million total at December 31, 2003. The primary driver of the increase was completion in June 2003 of a private placement of 1,075,000 shares of class A common stock, which generated net proceeds of $17.1 million. Offsetting this equity increase was the Company's purchase from affiliates of Citigroup of warrants exercisable for 2,842,822 shares of class A common stock for a total price of $2.1 million, and the repurchase of 66,427 shares of class A common stock for $947,000 under the open market share repurchase program.

Investment Management
---------------------

        During 2003, the investment management business reached a significant milestone with the final closing of its third fund, CT Mezzanine Partners III, Inc. ("Fund III"), with $425 million of equity commitments. Over its term, Fund III will generate for the Company investment income, base management fees, and potentially, incentive management fees. Fund III commenced its investment period in June of 2003 and during the year, the Company contributed $2.8 million (representing 14% of its total $20 million commitment) to fund its share of Fund III's investment activities. The Company will earn base management fees of $6.0 million per annum during Fund III's investment period, after which base management fees will transition from a calculation based on committed capital to one based on invested capital. CT Mezzanine Partners II LP ("Fund II") ended its investment period in April 2003 and the Company will continue to manage the Fund II portfolio assets until they have been repaid or otherwise liquidated in the ordinary course of business. The Company earns investment income, base management fees (calculated on invested capital), and potentially, incentive management fees from Fund II. During the year ended December 31, 2003, Fund II made capital distributions to the Company totaling $10.7 million, reducing the Company's investment in Fund II to $12.7 million as of December 31, 2003. During 2003, the Company also earned $3.9 million of base management fees from Fund II.

Operating Results
-----------------

        For the quarter ended December 31, 2003, the Company reported total revenues of $11.6 million and net income of $3.6 million, representing basic earnings per share of 55 cents and diluted earnings per share of 54 cents. The calculation of basic earnings per share is based on 6.5 million weighted average shares outstanding, while diluted earnings per share is based on 6.6 million weighted average shares outstanding, reflecting the potential dilution from in-the-money stock options. For the same period in 2002, the Company reported total revenues of $9.7 million and a loss of $14.0 million ($2.53 per share based on 5.5 million weighted average diluted shares outstanding).

        For the year ended December 31, 2003, the Company reported total revenues of $47.8 million and net income of $13.5 million, representing basic earnings per share of $2.27 and diluted earnings per share of $2.23. The calculation of basic earnings per share


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


is based on 5.9 million weighted average shares outstanding, while diluted earnings per share is based on 10.3 million weighted average shares outstanding, reflecting the potential dilution from in-the-money stock options and the Company's convertible trust preferred securities ("CTP"). For the same period in 2002, the Company reported total revenues of $57.0 million and a net loss of $9.7 million ($1.62 per share based on 6.0 million weighted average diluted shares outstanding).

        The loss generated in the fourth quarter of the prior year was primarily due to the Company triggering losses for income statement purposes, which had previously been recorded as other comprehensive losses in the equity section of the balance sheet. These losses, which generally arose from the settlement of both cash flow and fair value hedges, were realized to eliminate the Company's accumulated earnings and profits while it operated as a C-corp (1997-2002) and thereby facilitated its election to be taxed as a real estate investment trust in 2003. Without these losses, net income increased in 2003 over 2002 primarily due to a reduction in income taxes resulting from the Company's decision to elect to be taxed as a REIT in 2003 and the use of less expensive debt financing to redeem the $60.3 million non-convertible portion of the CTP, which bore interest at a rate of 13%. The impact of these expense reductions was partially offset by non-recurring income generated in 2002 from completion of the Company's final advisory assignment.

        Interest income for the year ended December 31, 2003 declined from the prior year as a result of lower levels of interest earning assets (average interest earning assets were $356.8 million for 2003 versus $473.7 million for
2002). The Company also received prepayment penalties of $2.8 million in 2003 versus $4.8 million in 2002, which further contributed to the reduction in interest income. After adjustment for prepayment penalties occurring in both 2003 and 2002, the yield on interest earning assets increased slightly from year to year, averaging 9.9% for the year ended December 31, 2003 and 9.6% for 2002.

        The corresponding decrease in interest bearing liabilities and a general reduction in the rate paid on those liabilities resulted in significant decreases in interest and related expenses. The decrease in average interest rates was due to the replacement in December 2002 of the then-existing swaps with new swaps at reduced notional amounts and lower fixed pay rates of interest, coupled with the use of lower cost debt.

Dividends
---------

        On December 22, 2003, the Company's Board of Directors declared a fourth quarter 2003 cash dividend of 45 cents per share of class A common stock. The cash dividend was paid on January 15, 2004 to stockholders of record on December 31, 2003.

Reverse Stock Split
-------------------

        On April 2, 2003, the Company's effected a one (1) for three (3) reverse stock split of the Company's class A common stock. All per share information concerning the computation of earnings per share, dividends per share, and authorized stock reported in the accompanying Consolidated Balance Sheets and Consolidated Statements of Income and herein have been adjusted as if the reverse stock split was in effect for all fiscal periods and as of all balance sheet dates presented.


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


Forward-Looking Statements
--------------------------

        The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, continued performance, asset/liability mix, effectiveness of the Company's hedging strategy and rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

        Capital Trust, Inc. is a finance and investment management company focused on the commercial real estate industry and headquartered in New York. To date, Capital Trust, for its own account or for funds under management, has originated $3.4 billion of commercial real estate mezzanine investments in 117 separate transactions.


Tables to follow


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




                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                           December 31, 2003 and 2002
                      (in thousands, except per share data)






                                                                                                      2003                 2002
                                                                                               ------------------  -----------------
                                                                                                    (audited)            (audited)
                                 Assets

  Cash and cash equivalents                                                                       $      8,738       $     10,186
  Available-for-sale securities, at fair value                                                          20,052             65,233
  Commercial mortgage-backed securities available-for-sale, at fair value                              158,136            155,780
  Loans receivable, net of $6,672 and $4,982 reserve for possible credit losses at
    December 31, 2003 and December 31, 2002, respectively                                              177,049            116,347
  Equity investment in CT Mezzanine Partners I LLC ("Fund I"), CT Mezzanine
    Partners II LP ("Fund II"), CT MP II LLC ("Fund II GP") and CT Mezzanine
    Partners III, Inc. ("Fund III") (together "Funds")                                                  21,988             28,974
  Deposits and other receivables                                                                           345                431
  Accrued interest receivable                                                                            3,834              4,422
  Interest rate hedge assets                                                                               168               --
  Deferred income taxes                                                                                  3,369              1,585
  Prepaid and other assets                                                                               3,465              2,018
                                                                                               ------------------  -----------------
Total assets                                                                                      $    397,144       $    384,976
                                                                                               ==================  =================




               Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                                           $     11,041        $     9,067
  Credit facilities                                                                                     38,868             40,000
  Term redeemable securities contract                                                                   11,651               --
  Repurchase obligations                                                                               146,894            160,056
  Deferred origination fees and other revenue                                                            3,207                987
  Interest rate hedge liabilities                                                                       --                  1,822
                                                                                               ------------------  -----------------
Total liabilities                                                                                      211,661            211,932
                                                                                               ------------------  -----------------

Company-obligated, mandatory redeemable, convertible trust preferred securities of CT convertible Trust I, holding $89,742 of convertible 8.25% junior subordinated
  debentures at December 31, 2003 and 2002 ("convertible trust preferred securities")                   89,466             88,988
                                                                                               ------------------  -----------------
Shareholders' equity:
  Class A common stock, $0.01 par value, 100,000 shares authorized, 6,502 and 5,405 shares issued and outstanding at December 31, 2003 and 2002, respectively ("class
    A common stock")                                                                                        65                 54
  Restricted class A common stock, $0.01 par value, 34 and 100 shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively ("restricted class A common stock" and together with class A common stock and class B common
    stock, "common stock")                                                                                --                    1
  Additional paid-in capital                                                                           141,402            126,919
  Unearned compensation                                                                                   (247)              (320)
  Accumulated other comprehensive loss                                                                 (33,880)           (28,988)
  Accumulated deficit                                                                                  (11,323)           (13,610
                                                                                               ------------------  -----------------
Total shareholders' equity                                                                              96,017             84,056
                                                                                               ------------------  -----------------
Total liabilities and shareholders' equity                                                        $    397,144       $    384,976
                                                                                               ==================  =================




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




                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
            Three and Twelve Months Ended December 31, 2003 and 2002
                      (in thousands, except per share data)



                                                                       Three Months Ended                Twelve Months Ended
                                                                          December 31,                      December 31,
                                                                -------------------------------   -------------------------------

                                                                     2003             2002             2003             2002
                                                                --------------   --------------   --------------   --------------
                                                                  (unaudited)      (unaudited)       (audited)        (audited)

Income from loans and other investments:
  Interest and related income                                     $    8,862       $    9,088       $   38,246       $   47,079
  Less: Interest and related expenses                                  2,476            3,949            9,845           17,969
    Income from loans and other investments, net                --------------   --------------   --------------   --------------
                                                                       6,386            5,139           28,401           29,110
                                                                --------------   --------------   --------------   --------------

Other revenues:
  Management and advisory fees from affiliated Funds
    managed                                                            2,227            2,499            8,020           10,123
  Income/(loss) from equity investments in Funds                         441           (1,916)           1,526           (2,534)
  Advisory and investment banking fees                                   -                -                -              2,207
  Other interest income                                                    7               24               53              128
                                                                --------------   --------------   --------------   --------------
    Total other revenues                                               2,675              607            9,599            9,924
                                                                --------------   --------------   --------------   --------------



 Other expenses:
  General and administrative                                           2,823            2,606           13,320           13,996
  Other interest expense                                                 -                -                -                 23
  Depreciation and amortization                                          276              248            1,057              992
  Net unrealized (gain)/loss on derivative securities and
    corresponding hedged risk on CMBS securities                         -            (19,483)             -            (21,134)
  Net realized loss on sale of fixed assets, investments
    and settlement of derivative securities                              -             25,939              -             28,715
  Provision for/(recapture of) allowance for possible
    credit losses                                                        -             (1,750)             -             (4,713)
                                                                --------------   --------------   --------------   --------------
    Total other expenses                                               3,099            7,560           14,377           17,879
                                                                --------------   --------------   --------------   --------------

  Income before income taxes and distributions and
    amortization on convertible trust preferred
    securities                                                         5,962           (1,814)          23,623           21,155
Provision for income taxes                                                (9)          10,898              646           22,438
                                                                --------------   --------------   --------------   --------------

  Income/(loss) before distributions and amortization on
    convertible trust preferred securities                             5,971          (12,712)          22,977           (1,283)
  Distributions and amortization on convertible trust
    preferred securities, net of income tax benefit of
    $1,094 for the three months ended December 31,
    2002 and  $7,289 for the twelve months ended
    December 31, 2002                                                  2,363            1,269            9,452            8,455
                                                                --------------   --------------   --------------   --------------
  Net income/(loss)                                               $    3,608       $  (13,981)      $   13,525       $   (9,738)
                                                                ==============   ==============   ==============   ==============




Per share information:
  Net earnings / (loss) per share of common stock
    Basic                                                         $     0.55       $    (2.53)      $     2.27       $    (1.62)
                                                                ==============   ==============   ==============   ==============
    Diluted                                                       $     0.54       $    (2.53)      $     2.23       $    (1.62)
                                                                ==============   ==============   ==============   ==============
  Dividends declared per share of common stock                    $     0.45       $     -          $     1.80       $     -
                                                                ==============   ==============   ==============   ==============


  Weighted average shares of common stock outstanding
    Basic                                                          6,525,565        5,517,340        5,946,718        6,008,731
                                                                ==============   ==============   ==============   ==============
    Diluted                                                        6,638,337        5,517,340       10,287,721        6,008,731
                                                                ==============   ==============   ==============   ==============




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